Registration No. 333-26499

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NEW ENGLAND BUSINESS SERVICE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

04-2942374
(I.R.S. Employer Identification No.)

500 Main Street
Groton, Massachusetts 01471
(978) 448-6111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Craig Barrows, Esq.
General Counsel and Secretary
New England Business Service, Inc.
500 Main Street
Groton, Massachusetts 01471
(978) 448-6111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 9, 1997.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

DEREGISTRATION OF SECURITIES

The 365,217 shares (the "Shares") of Common Stock, par value $1.00 per share, of New England Business Service, Inc. (the "Company") registered on the Registration Statement on Form S-3 (Registration No. 333-26499) (the "Registration Statement") were issued in a private transaction related to the Company's acquisition of substantially all of the assets of Chiswick Trading, Inc. (the "Acquisition"). The Company agreed to register the Shares under the Securities Act of 1933 (the "Securities Act") and to use its best efforts to cause the registration statement covering the Shares to remain effective for a period of two years from the closing of the acquisition on March 31, 1997. That period has now expired, with none of the Shares having been sold pursuant to the Registration Statement. Therefore, the Company hereby amends the Registration Statement to remove from registration all 365,217 Shares covered by the Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, The Commonwealth of Massachusetts, on April 2, 1999.

                                     NEW ENGLAND BUSINESS SERVICE, INC.
                                     ----------------------------------
                                     (Registrant)

                                     By: DANIEL M. JUNIUS
                                         -------------------------
                                         Daniel M. Junius
                                         SVP, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                   Title                         Date
---------                   -----                         ----

ROBERT J. MURRAY            President and Chief           April 2, 1999
-----------------------     Executive Officer
Robert J. Murray            (principal executive
                            officer), Director

DANIEL M. JUNIUS
-----------------------     SVP, Chief Financial          April 2, 1999
Daniel M. Junius            Officer (principal
                            financial and accounting
                            officer)

Robert. L. Gable*           Director                      April 2, 1999
-----------------------
Robert L. Gable

Benjamin H. Lacy*           Director                      April 2, 1999
-----------------------
Benjamin H. Lacy

Herbert W. Moller*          Director                      April 2, 1999
-----------------------
Herbert W. Moller

Richard H. Rhoads*          Director                      April 2, 1999
-----------------------
Richard H. Rhoads

Brian E. Stern*             Director                      April 2, 1999
-----------------------
Brian E. Stern

                            Director
-----------------------
M. Anne Szostak

*By: ROBERT J. MURRAY
     -----------------------
     Robert J. Murray
     (Attorney-in-fact)